EXHIBIT 10.33

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 5 (hereinafter, this “Amendment”) is executed, and effective, as of November 7, 2017 (the “Amendment Effective Date”) and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”), and KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”).

RECITALS

A.Lessor and Tenant have heretofore entered into that certain Second Amended and Restated Master Lease Agreement No. 5 (such agreement, as heretofore amended, is herein referred to as “ML5”) dated as of November 11, 2016, and Ventas, Inc. executed a Joinder to such ML5 with respect to Facility No. 4614 (each capitalized term that is used in this Amendment and not otherwise defined shall have the same meaning herein as in ML5).

B.Lessor and Tenant desire to amend ML5 on the terms described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Tenant hereby agree as follows:

1.Kindred Hospital- Kansas City. Contemporaneously with the Amendment Effective Date, the Leased Property commonly known as Kindred Hospital- Kansas City (Facility #4612) has been sold by Lessor to Tenant or its affiliate. Lessor and Tenant agree that, simultaneously with such sale, ML5 is, and shall be, terminated as it applies to such Leased Property in accordance with the terms of Section 40.16 and the other provisions of ML5, except that (a) as set forth in Section 2 below (and without limitation of the provisions of such Section 2 that implement a Base Rent increase as of the Amendment Effective Date), (i) the Base Rent under ML5 shall not be reduced on account of such sale and (ii) the Base Rent that was attributable to such Leased Property has been, and shall be, reallocated among the other Leased Properties that remain demised under ML5, (b) in the event of any conflict between the terms of ML5 and the terms of this Amendment, the terms of this Amendment shall govern and control, and (c) in the event of any conflict between the terms of this Section 1 and the terms of Section 2 below, the terms of Section 2 below shall govern and control.

2.Base Rent and Other Definitions; Exhibit C. Lessor and Tenant hereby agree to amend ML5 as follows, effective as of the Amendment Effective Date:

2.1.In consideration of the parties’ entry into this Amendment, Lessor and Tenant have agreed to revise and reset the Base Rent owing under ML5 by (a) contrary to Section 40.16 of ML5, not decreasing the Base Rent under ML5 on account of the sale referenced in Section 1 above, (b) increasing such Base Rent by $119,744.04 per annum to $124,270,833.00 per annum, effective as of the Amendment Effective Date, and (c) amending and restating in its entirety the definition of “Base Rent” contained in Section 2.1 of ML5 to read as follows:

“Base Rent”: (i) For any period ending prior to the First Amendment Effective Date, rent at the aggregate annual rate applicable under this Lease, as in effect from time to time prior to its amendment pursuant to the First Amendment, (ii) for the period from the First Amendment Effective Date through April 30, 2018, rent at an annual rate equal to One Hundred Twenty-Four Million Two Hundred Seventy Thousand Eight Hundred Thirty-Three Dollars ($124,270,833.00) per annum, and (iii) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of:

(a)Number 1 and 4 Portfolio:

(i) intentionally omitted; and

(ii) for each Rent Calculation Year commencing on or after May 1, 2018, (A) the Prior Period Number 1 and 4 Portfolio Base Rent, plus (B) the sum of (x)(1) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is 0.00% or less, zero, (2) if the product of three (3) times the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, is greater than 4.00%, the product of 4% times the portion of the Prior Period Number 1 and 4 Portfolio Base Rent that is allocated to Leased Properties that have as their Primary Intended Use use as a nursing center (“SNF Leased Properties”), and (3) in all other cases, the product of three (3) times the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year times the portion of the Prior Period Number 1 and 4 Portfolio Base Rent that is allocated to SNF Leased Properties, plus (y) if the Patient Revenues relative to the Hospital Leased Properties (as defined below) within the Number 1 and 4 Portfolio for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues relative to such Leased Properties, the product of two and seven-tenths percent (2.7%) times the portion of the Prior Period Number 1 and 4 Portfolio Base Rent that is allocated to Leased Properties that have as their Primary Intended Use use as a hospital (“Hospital Leased Properties”)

(the amount described in this subsection (a) with respect to a particular Rent Calculation Year is herein referred to as the “Number 1 and 4 Portfolio Base Rent Component”); plus

(b)Number 2 Portfolio:

(i) intentionally omitted; and

(ii) for each Rent Calculation Year commencing on or after May 1, 2018, (A) the Prior Period Number 2 Portfolio Base Rent, plus (B) the sum of (x)(1) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is 0.00% or less, zero, (2) if the product of three (3) times the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, is greater than 4.00%, the product of 4% times the portion of the Prior Period Number 2 Portfolio Base Rent that is allocated to SNF Leased Properties, and (3) in all other cases, the product of three (3) times the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year times the portion of the Prior Period Number 2 Portfolio Base Rent that is allocated to SNF Leased Properties, plus (y) if the Patient Revenues relative to Hospital Leased Properties within the Number 2 Portfolio for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues relative to such Leased Properties, the product of (1) the portion of the Prior Period Number 2 Portfolio Base Rent that is allocated to Hospital Leased Properties times (2)(x) two and twenty-five hundredths percent (2.25%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is less than 2.25%, (y) four percent (4%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is greater than 4%, or (z) the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, in all other cases

(the amount described in this subsection (b) with respect to a particular Rent Calculation Year is herein referred to as the “Number 2 Portfolio Base Rent Component”); plus

(c)Number 5 Portfolio:

for each Rent Calculation Year, (i) the Prior Period Number 5 Portfolio Base Rent, plus (ii)(A) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is 0.00% or less, zero, (B) if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, is greater than 4.00%, the product of 4% times the Prior Period Number 5 Portfolio Base Rent, and (C) in all other cases, the product of the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year times the Prior Period Number 5 Portfolio Base Rent

(the amount described in this subsection (c) with respect to a particular Rent Calculation Year is herein referred to as the “Number 5 Portfolio Base Rent Component”).

Notwithstanding the foregoing, (I) nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof and (II) the Base Rent amounts referenced above are subject to adjustment as expressly provided in other provisions of this Lease (e.g., due to the termination of this Lease as it relates to Leased Property(ies) due to a casualty, condemnation or an Event of Default, due to a combination of this Lease with another Lease pursuant to Section 40.16 hereof, due to the transfer of Leased

Properties demised under ML1, ML2 and/or ML4 into this Lease as provided in the ML1/2/4 Amendments, ARML No. 3 and Section 1.4 of this Lease or due to a sale of a Leased Property and the termination of this Lease on account thereof as contemplated in ARML No. 3).

2.2.The following new definitions are hereby added to Section 2.1 of ML5:

“First Amendment”: That certain Amendment No. 1 to Second Amended and Restated Master Lease Agreement No. 5 dated effective as of the First Amendment Effective Date between Lessor and Tenant.

“First Amendment Effective Date”: November 7, 2017.

2.3.Effective as of the Amendment Effective Date, Exhibit C to ML5 is amended and restated in its entirety to read as set forth in Attachment 1 attached to and made a part of this Amendment.

3.Certain Lessor Costs. Tenant shall pay, as Additional Charges, on behalf of Lessor, or reimburse Lessor for, any and all actual, reasonable, and documented third party out-of-pocket costs or expenses paid or incurred by Lessor, including, without limitation, reasonable attorneys’ fees, in connection with the negotiation, execution and delivery of this Amendment.

4.Conflict; Unified Commercial Operating Lease. In the event of a conflict between ML5 and this Amendment, this Amendment shall control in all events. Except as set forth in this Amendment, ML5 shall remain in full force and effect. It is acknowledged and agreed that, except as otherwise expressly provided herein or in ML5, the inclusion of each of the Leased Properties on a continuing basis in ML5 is an essential element of the leasing transaction described in ML5 for Lessor, and that, except as otherwise expressly provided herein or in ML5, Lessor shall not be obligated and may not be required to lease to Tenant less than all of the Leased Properties demised pursuant to ML5. It is further acknowledged and agreed that ML5 is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that ML5 is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

5.Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.Integration. This Amendment and ML5 contain the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor or Tenant except as set forth in this Amendment and ML5.

7.Severability. If any term or provision of this Amendment is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Amendment and same shall remain in full force and effect.

8.Subject to Law. This Amendment was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Amendment in the Commonwealth of Kentucky.

9.Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein.

10.Binding Character. This Amendment shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

11.Modification. This Amendment may be only be modified by a writing signed by both Lessor and Tenant.

12.Forbearance. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or default by any other party hereto with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

13.Headings and Captions. The headings and captions of the sections of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

14.Gender and Number. As used in this Amendment, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

15.Coordinated Disclosures. The parties hereto shall cooperate with respect to any disclosures of information concerning this Amendment and the transactions contemporaneous herewith, and shall share such disclosures with the other parties a reasonable period of time prior to making such disclosures in order to facilitate such cooperation.

16.Authority. The parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been duly taken. In order to induce Lessor to enter into this Amendment, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this Amendment does not require that any consent or approval first be obtained from any lender of Tenant or its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:	/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

TENANT:

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:	/s/ Cristina E. O’Brien
Cristina E. O’Brien,
Vice President, Real Estate Counsel

LESSOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

By:	/s/ Nicholas W. Jacoby
Nicholas W. Jacoby,
Senior Vice President

JOINDER

The undersigned, VENTAS, INC., a Delaware corporation, hereby joins in the foregoing Amendment No. 1 to ML5 solely for the purpose of, subject to Section 40.2 of ML5, joining with Ventas Realty, Limited Partnership, on a joint and several basis, as Lessor under ML5, as amended by the foregoing amendment, with respect to, and only with respect to, the Leased Property commonly known as Kindred Hospital – Philadelphia (Facility No. 4614), and for no other purposes. Notwithstanding anything to the contrary contained in ML5, as amended by the foregoing amendment, Tenant acknowledges and agrees, by the acceptance of this Joinder, that Ventas, Inc. shall have no liability or obligations under ML5, as amended by the foregoing amendment, as lessor or otherwise, with respect to any Leased Property other than the aforesaid Kindred Hospital - Philadelphia Leased Property.

VENTAS, INC.

By:	/s/ Nicholas W. Jacoby
Nicholas W. Jacoby,
Senior Vice President

ATTACHMENT 1

Exhibit C

Allocation Schedule – Applicable Transferred Property Percentages

		Master Lease Agreement No. 5

	Facility ID	Name	Base Rent as of First Amendment Effective Date	Transferred Property Percentage as of First Amendment Effective Date
4	198	Harrington House Nursing and Rehabilitation Center	1,318,540.92	1.06102%
6	559	Birchwood Terrace Healthcare	1,113,666.12	0.89616%
7	573	Eagle Pond Rehabilitation and Living Center	1,286,776.56	1.03546%
12	4602	Kindred Hospital - South Florida - Coral Gables	3,327,797.00	2.67786%
13	4628	Kindred Hospital - Chattanooga	2,783,567.64	2.23992%
14	4637	Kindred Hospital - Chicago (North Campus)	8,841,795.84	7.11494%
15	4652	Kindred Hospital - North Florida	3,281,233.32	2.64039%
16	4680	Kindred Hospital - St. Louis	1,343,978.64	1.08149%
17	4690	Kindred Hospital - Chicago (Northlake Campus)	4,489,726.44	3.61286%
18	4653	Kindred Hospital - Tarrant County (Fort Worth Southwest)	5,744,693.84	4.62272%
20	4674	Kindred Hospital - Central Tampa	4,634,593.56	3.72943%
21	4635	Kindred Hospital - San Antonio	2,308,827.60	1.85790%
22	4647	Kindred Hospital - Las Vegas (Sahara)	2,750,956.92	2.21368%
23	4660	Kindred Hospital - Mansfield	1,377,411.00	1.10839%
24	4662	Kindred Hospital - Greensboro	2,713,030.80	2.18316%
25	4614	Kindred Hospital - Philadelphia	2,366,505.48	1.90431%
26	4664	Kindred Hospital - Albuquerque	4,806,005.70	3.86736%

27	4665	Kindred Hospital - Denver	1,730,471.64	1.39250%
28	4871	Kindred Hospital - Chicago - Lakeshore	3,124,443.72	2.51422%
29	4611	Kindred Hospital - Bay Area St. Petersburg	4,259,805.48	3.42784%
30	4633	Kindred Hospital - Louisville	8,604,430.44	6.92393%
31	4638	Kindred Hospital - Indianapolis	2,287,966.56	1.84111%
32	4644	Kindred Hospital - Brea	4,702,299.12	3.78391%
33	4822	Kindred Hospital - San Francisco Bay Area	5,596,501.92	4.50347%
34	4876	Kindred Hospital - South Florida - Hollywood	3,935,722.20	3.16705%
35	4842	Kindred Hospital - Westminster	8,466,685.20	6.81309%
36	4848	Kindred Hospital - San Diego	2,998,841.76	2.41315%
38	4615	Kindred Hospital - Sycamore	3,619,077.60	2.91225%
39	4654	Kindred Hospital (Houston Northwest)	3,232,485.36	2.60116%
40	4807	Kindred Hospital - Ontario	9,937,988.05	7.99706%
41	4645	Kindred Hospital - South Florida Ft. Lauderdale	2,580,093.36	2.07619%
42	4685	Kindred Hospital - Houston	4,704,913.21	3.78602%
Total			$124,270,833.00	100.00000%